As filed with the Securities and Exchange Commission on August 12, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-1978822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
10700 Bren Road West
Minnetonka, MN 55343
(952) 930-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Anthony P. Bihl, III
President and Chief Executive Officer
American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, Minnesota 55343
(952) 930-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Thomas A. Letscher, Esq.
William E. McDonald, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street
Plaza VII, Suite 3300
Minneapolis, MN 55442
(612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Unit	Aggregate Offering Price	Registration Fee
Common Stock of American Medical Systems Holdings, Inc., par value $.01 per share	(1)	(1)	(1)	(2)
Senior Debt Securities of American Medical Systems Holdings, Inc.	(1)	(1)	(1)	(2)
Subordinated Debt Securities of American Medical Systems Holdings, Inc.	(1)	(1)	(1)	(2)
Warrants of American Medical Systems Holdings, Inc.	(1)	(1)	(1)	(2)

(1)	There is being registered hereunder an indeterminate number or amount of common stock of the registrant, senior debt securities and subordinated debt securities of the registrant, and warrants of the registrant as may from time to time be offered and sold hereunder at indeterminate prices. In addition, there is being registered hereunder an indeterminate number of shares of common stock and senior debt securities and subordinated debt securities of the registrant as may be resold from time to time upon the conversion, exercise or exchange of the warrants or conversion of convertible securities being registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

PROSPECTUS
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants

     American Medical Systems Holdings, Inc. may offer from time to time (i) common stock, (ii) senior debt securities and subordinated debt securities, and (iii) warrants. The warrants may be converted, exercised or exchanged for common stock or other securities of our company or debt or equity securities of one or more other entities. The senior debt securities and subordinated debt securities may be convertible into or exercisable for common stock or other securities of our company or debt or equity securities of one or more other entities.
     This prospectus describes some of the general terms that may apply to these securities. We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
     Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMMD.” Our principal executive offices are located at 10700 Bren Road West, Minnetonka, MN 55343 and our telephone number is (952) 930-6000.
     Investing in our securities involves risks. Before purchasing any of our securities, you should refer to the risk factors incorporated by reference into this prospectus, described in any accompanying prospectus supplement or incorporated by reference into any accompanying prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 12, 2009

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superceded by the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.
     Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.
     In this prospectus, the words “we,” “our,” “ours,” and “us” refers to American Medical Systems Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires, except that only American Medical Systems Holdings, Inc. legally will be the issuer of the securities offered under this prospectus.
RISK FACTORS
     Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 3, 2009, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational reporting requirements of the Exchange Act, and in accordance with these requirements, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
     The address of our internet site is http://www.americanmedicalsystems.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION BY REFERENCE
     As allowed by the SEC’s rules, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities described in this prospectus.
•	Annual Report on Form 10-K for the fiscal year ended January 3, 2009;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended April 4, 2009 and July 4, 2009;

•	Current Reports on Form 8-K filed on February 12, 2009; February 17, 2009; and August 4, 2009 (Items 8.01 and 9.01); and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed May 31, 2000, and any amendment or report filed with the SEC for the purpose of updating such description.
You may request a free copy of these filings by writing or telephoning us at the following address:
American Medical Holdings Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, MN 55343
Attention: Corporate Secretary
(952) 930-6000
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this prospectus and any accompanying prospectus supplement or the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth in this prospectus and any prospectus supplement incorporated by reference into this prospectus.

THE COMPANY
     We develop and deliver innovative solutions to physicians treating men’s and women’s pelvic health conditions. Since becoming an independent company in 1998, we have built a business that consistently delivers growth, fueled by a robust pipeline of innovative products for significant, under-penetrated markets. We have consistently diversified our product portfolio, building on our traditional base of products for men’s incontinence and erectile restoration, to include products and therapies targeted at benign prostatic hyperplasia (BPH) in men, as well as urinary incontinence, pelvic organ prolapse and menorrhagia in women. We estimate there are as many as 1.8 billion incidences of these conditions in the global markets we serve, with many people suffering from multiple conditions. Treatment options for these conditions vary considerably depending on the severity of the condition. Approximately 450 million of these men and women have conditions sufficiently severe so as to profoundly diminish their quality of life and significantly impact their relationships. Our addressable market is contained within this group of patients. Our product development and acquisition strategies have focused on expanding our product offering for surgical solutions, including less-invasive solutions for surgeons and their patients. Our primary physician customers include urologists, gynecologists, urogynecologists and colorectal surgeons.
     Our principal executive offices are located at 10700 Bren Road West, Minnetonka, Minnesota 55343. Our telephone number is (952) 930-6000. The address of our internet site is http://www.americanmedicalsystems.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated herein.
USE OF PROCEEDS
     Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, capital expenditures, investments in our subsidiaries or as additions to working capital. Net proceeds may be temporarily invested prior to use.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth information with respect to our consolidated ratios of earnings to fixed charges for the periods indicated:

	Quarter Period Ended		Fiscal Year Ended
	July 4, 2009	Apr. 4, 2009	Jan. 3, 2009	Dec 29, 2007	Dec 30, 2006		Dec. 31, 2005	Jan. 1, 2005
Ratio of Earnings to Fixed Charges	3.9x	3.8x	2.1x	1.3x	(a	)	140.1x	17.5x

(a)	Due to the registrant’s loss in 2006, the ratio coverage was less than 1:1. The registrant would have needed to generate additional earnings of $38.3 million to achieve a coverage of 1:1 in 2006.
     For purposes of computing this ratio, “earnings” consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees; fixed charges; amortization of capitalized interest; distributed income of equity investees; and the registrant’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized; preference security dividend requirements of consolidated subsidiaries; and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense that we deem to be representative of interest.
     In May 2008, the Financial Accounting Standards Board (“FASB”) issued a new Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”) that became effective for fiscal years beginning after December 15, 2008 that impacts the accounting for the components of convertible debt that can be settled wholly or partly in cash upon conversion. The new requirements are to be applied retrospectively to previously issued convertible debt instruments, and thus the ratio of earnings to fixed charges shown above are calculated using financial statement amounts accounted for under the new requirements. Please see our Form 8-K dated August 4, 2009 for more information on the adoption of FSP APB 14-1.

DESCRIPTION OF THE SECURITIES
     We may issue from time to time, in one or more offerings the following securities:
•	shares of common stock;

•	senior debt securities and subordinated debt securities, each of which may be convertible into or exercisable for common stock or other securities of our company or debt or equity securities of one or more other entities; and

•	warrants, each of which may be converted, exercised or exchanged for common stock or other securities of our company or debt or equity securities of one or more other entities.
     We will set forth in the applicable prospectus supplement a description of the common stock, senior debt securities and subordinated debt securities, and warrants that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.
SELLING SECURITY HOLDERS
     Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
     We may sell the offered securities from time to time (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
VALIDITY OF THE SECURITIES
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, MN.
EXPERTS
     The consolidated financial statements and schedule of American Medical Systems Holdings, Inc. appearing in American Medical Systems Holdings, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009, as revised by a Current Report on Form 8-K dated August 4, 2009, and the effectiveness of American Medical Systems Holdings, Inc.’s internal control over financial reporting appearing in American Medical Systems Holdings, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the issuance and distribution of the securities covered by this registration statement. All such fees are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the registrant.

Securities and Exchange Commission registration fee		$(1)
Legal fees and expenses	(2	)(3)
Accounting fees and expenses	(2	)(3)
Miscellaneous	(2	)(3)

Total(1)		$(2)

(1)	Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the amount of expenses will be reflected in the applicable prospectus supplement.

(3)	In connection with preparing this Registration Statement on Form S-3, we incurred approximately $10,000 in legal fees and expenses, approximately $5,000 in accounting fees and expenses, and approximately $5,000 in filing expenses.
Item 15. Indemnification of Officers and Directors.
     Our amended and restated certificate of incorporation provides that we will, and Delaware law permits us to, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding upon board approval. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of us. Our bylaws also provide that we will indemnify our directors or officers, and any employee to the fullest extent under Delaware law. Reference is made to Section 145 of the Delaware General Corporation Law, our bylaws, and our amended and restated certificate of incorporation.
     We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.
     We have entered into indemnification agreements with our directors, executive officers and certain other employees, and change in control agreements with our executive officers with indemnification obligations after a change in control. Our indemnification agreements provide that we will, under certain circumstances, and subject to certain limitations, indemnify our directors and officers who are made or are threatened to be made a party to a suit or proceeding, by reason of their official capacity with us, against losses, liabilities, damages, judgments, penalties, fines, settlements and reasonable expenses. Our change in control agreements provide that we will indemnify our officers to the same extent as the indemnification agreements for any matter that arises prior to the change in control, subject to certain time restrictions. In addition to indemnification provided for in our amended and restated certificate of incorporation and bylaws, we intend to enter into indemnification agreements with any new directors and indemnification and change in control agreements with any new executive officers in the future.
Item 16. Exhibits.
     See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, American Medical Systems Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on the 12th day of August 2009.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ ANTHONY P. BIHL, III
	Name:	Anthony P. Bihl, III
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony P. Bihl, III and Mark A. Heggestad and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities with American Medical Systems Holdings, Inc., and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY P. BIHL, III Anthony P. Bihl, III	Director, Chief Executive Officer and President (Principal Executive Officer)	August 12, 2009

/s/ MARK A. HEGGESTAD Mark A. Heggestad	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2009

/s/ RICHARD B. EMMITT Richard B. Emmitt	Director	July 30, 2009

/s/ ALBERT J. GRAF Albert J. Graf	Director	July 30, 2009

/s/ JANE E. KIERNAN Jane E. Kiernan	Director	July 30, 2009

/s/ ROBERT MCLELLAN, M.D. Robert McLellan, M.D.	Director	July 30, 2009

Signature	Title	Date

/s/ CHRISTOPHER H. PORTER, PH.D. Christopher H. Porter, Ph.D.	Director	July 30, 2009

/s/ D. VERNE SHARMA D. Verne Sharma	Director	July 30, 2009

/s/ THOMAS E. TIMBIE Thomas E. Timbie	Director	July 30, 2009

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement. *

2.1	Agreement and Plan of Merger, dated June 3, 2005, by and among American Medical Systems, Inc., Oak Merger Corp., Ovion Inc., Jeffrey P. Callister and W. Stephen Tremulis, as Principal Stockholders, and Jeffrey P. Callister, as Stockholders’ Representative (Incorporated by reference to Exhibit 10.1 of American Medical Systems Holdings, Inc.’s Form 8-K filed on June 6, 2005 (File No. 000-30733)).

2.2	Asset Purchase Agreement, dated April 26, 2006, between American Medical Systems, Inc. and BioControl Medical, Ltd. (Incorporated by reference to Exhibit 10.1 of American Medical Systems Holdings, Inc.’s Form 8-K filed on April 27, 2006 (File No. 000-30733)).

2.3	Agreement and Plan of Merger, dated May 8, 2006, by and among American Medical Systems, Inc., Xenon Merger Corp., a wholly owned subsidiary of American Medical Systems, Inc., Solarant Medical, Inc., and Warburg Pincus Equity Partners, L.P., as stockholders’ representative (Incorporated by reference to Exhibit 10.1 of American Medical Systems Holdings, Inc.’s Form 8-K filed on May 9, 2006 (File No. 000-30733)).

2.4	First Amendment to Asset Purchase Agreement, dated August 8, 2008, by and between American Medical Systems, Inc. and Bio Control Medical (B.C.M.), Ltd. (Incorporated by reference to Exhibit 10.1 of American Medical Systems Holdings, Inc.’s Form 8-K filed on August 19, 2008 (File No. 000-30733)).

2.5	Asset Purchase Agreement, dated November 30, 2006, by and among American Medical Systems, Inc., Laserscope, and Iridex Corporation (Incorporated by reference to Exhibit 10.1 of American Medical Systems Holdings, Inc.’s Form 8-K filed on December 6, 2006 (File No. 000-30733)).

3.1	Second Amended and Restated Certificate of Incorporation of American Medical Systems Holdings, Inc. (Incorporated by reference from Exhibit 3.1 of American Medical Systems Holdings, Inc.’s Form S-3 filed on June 19, 2006 (File No. 333-135135)).

3.2	Bylaws, as amended, of American Medical Systems Holdings, Inc. (Incorporated by reference from Exhibit 3.2 of the American Medical Systems Holdings, Inc.’s Form 10-K for the Fiscal Year Ended January 3, 2004 (File No. 000-30733)).

4.1	Form of Common Stock Certificate of American Medical Systems Holdings, Inc. (Incorporated by reference from Exhibit 4.1 of American Medical Systems Holdings, Inc.’s Form S-3 filed on June 19, 2006 (File No. 333-135135)).

4.2	Form of Indenture for Senior Debt securities. **

4.3	Form of Senior Debt Security (Included in Exhibit 4.2). **

4.4	Form of Indenture for Subordinated Debt Securities. **

4.5	Form of Subordinated Debt Security (Included in Exhibit 4.4). **

4.6	Form of Warrant Agreement. *

4.7	Form of Warrant Certificate (Included in Exhibit 4.6). *

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges for American Medical Systems Holdings, Inc.**

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (Included in Exhibit 5.1).**

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, related to the consolidated financial statements of American Medical Systems Holdings, Inc.**

24.1	Power of Attorney — American Medical Systems Holdings, Inc. (Included on the signature page of this Registration Statement)**

25.1	Statement of Eligibility on Form T-1 of Trustee.*

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.